                                                                    EXHIBIT 1(a)


                                FIRST AMENDMENT
                        TO THE STOCK PURCHASE AGREEMENT


     This First Amendment (this "Amendment") is entered into as of September 6, 2006, by and among EDO Corporation, a New York corporation (the "Buyer"), CAS, Inc., a corporation organized under the laws of the State of Alabama (the "Company"), William H. Stender, Jr., an individual resident in Alabama ("WHS"), Fredric H. Clark, an individual resident in Tennessee ("FHC") and Elizabeth L. Boyer, as Trustee of the William H. Stender, Jr. Estate Preservation Trust, dated July 8, 2005 (the "Trust" and together with WHS and FHC, the "Sellers").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Buyer, the Sellers and the Company are parties to that certain Stock Purchase Agreement, dated as of July 26, 2006 (the "Purchase Agreement"), pursuant to which the Sellers will sell, transfer and assign to the Buyer, and the Buyer will purchase and acquire from the Sellers, all of the issued and outstanding shares of capital stock of the Company on the terms and conditions set forth therein; and

     WHEREAS, in accordance with Section 11.11 of the Purchase Agreement, the Buyer, the Sellers and the Company desire to amend certain provisions of the Purchase Agreement in connection with the Closing of the transactions contemplated therein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

     Section 1. Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Purchase Agreement.

     Section 2. Amendments to Purchase Agreement.
                --------------------------------

            (a) The definition of "Net Book Value" in Article I of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            "Net Book Value" means (i) total assets of the Company less good will, intangible assets, notes issued by the Company to Sellers and related party receivables minus (ii) total liabilities of the Company exclusive of any Debt or transaction expenses of the Company paid in full by or on behalf of the Company at or prior to the Closing as set forth in the Purchase Price flow of funds statement, each as determined in accordance with GAAP; provided, however, that the Company's target rates of expense for periods after March 31, 2006 rather than actual rates of expense shall be used in determining Net Book Value.
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            (b)   Section 2.4(g) of the Purchase Agreement is hereby amended by deleting such Section in its entirety and inserting the following new Section 2.4(g) in lieu thereof:

            All of the transactions to be concluded at the Closing shall be deemed concluded simultaneously at 11:59 p.m. Eastern Time on the Closing Date and the Estimated Closing Balance Sheet and the Closing Financial Statements and all components thereof shall be deemed to be prepared as of 11:59 p.m. on the Closing Date as if all payments to be made under the Purchase Agreement were made at 11:59 p.m. on the Closing Date. Unless waived, no transaction or delivery to be concluded at the Closing shall be deemed finally concluded unless and until all such transactions or deliveries are concluded.

     Section 4. Net Book Value Determination. For the avoidance of doubt, the parties acknowledge and agree that (a) the definition of Net Book Value, as amended pursuant to this Amendment, shall have no effect on the baseline number of $8,601,834 set forth in Section 2.6 of the Purchase Agreement for purposes of determining the Adjustment Amount in accordance with Section 2.6 of the Purchase Agreement and (b) the Note Principal (as defined in Exhibit 2.2 of the Purchase Agreement) shall not be considered an asset of the Company for purposes of determining Net Book Value with respect to the Estimated Closing Balance Sheet and the Closing Financial Statements, since the Note Principal is being paid off in full out of the Purchase Price.

     Section 5. No Other Amendments. Except as expressly provided in this Amendment, each of the terms and provisions of the Purchase Agreement shall remain in full force and effect in accordance with their terms. The amendments set forth herein are limited precisely as written and shall not be deemed to be an amendment or waiver to any other term or condition of the Purchase Agreement or any of the documents referred to therein. From and after the date of this Amendment, all references in the Purchase Agreement, or in any of the schedules, instruments or agreements executed in connection therewith, to the "Agreement" shall be deemed to be references to the Purchase Agreement, as amended by this Amendment.

     Section 6. Amendment. This Amendment may not be amended except by a written agreement executed by each party to this Amendment. This Amendment (i) may not be assigned by either party without the prior written consent of the other parties, and (ii) shall be binding upon, and inure to the benefit of, the parties' respective successors and permitted assigns.

     Section 7. Governing Law. This Amendment shall be construed and regulated in all respects under the laws of the State of New York, without regard to its conflicts of law principles.

     Section 8.   Counterparts; Facsimile Signatures.   This Amendment may be
executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be acceptable and binding.

                   [Balance of page intentionally left blank]

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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                                     BUYER:

                                     EDO CORPORATION






                                     By:  /s/ Frederic B. Bassett
                                          -----------------------
                                          Frederic B. Bassett
                                          Senior Vice President - Finance,
                                          Treasurer and Chief Financial Officer


                                     COMPANY:


                                          CAS, INC.

                                     By:  /s/ William J. Mutryn
                                          ---------------------
                                          William J. Mutryn
                                          Designee of the President and CEO
                                          of CAS, Inc.


                                     SELLERS:


                                     William H. Stender, Jr.


                                     By:  /s/ William J. Mutryn
                                          ---------------------
                                          William J. Mutryn
                                          His Attorney-in-Fact, duly authorized


                                     Fredric H. Clark

                                     By:  /s/ William J.Mutryn
                                          --------------------
                                          William J. Mutryn
                                          His Attorney-in-Fact, duly authorized



                                     By:  /s/ Elizabeth L. Boyer
                                          ----------------------
                                          Elizabeth L. Boyer, as Trustee of the
                                          William H. Stender Estate Preservation
                                          Trust